                                                                     Exhibit 4.2

                         CONSENT AND FIFTH AMENDMENT TO
                         POST-PETITION CREDIT AGREEMENT
                            AND CONSENT OF GUARANTORS

                  This CONSENT AND FIFTH AMENDMENT TO POST-PETITION CREDIT
AGREEMENT AND CONSENT OF GUARANTORS (this "Amendment") is dated as of June 6,
2003 and entered into by and among KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER
ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Company"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders, GENERAL
ELECTRIC CAPITAL CORPORATION ("GE Capital") as Documentation Agent, THE CIT
GROUP/BUSINESS CREDIT, INC. ("CIT"), as Co-Syndication Agent, and WELLS FARGO
FOOTHILL, INC. (FKA FOOTHILL CAPITAL CORPORATION) ("Foothill"), as
Co-Syndication Agent (GE Capital, CIT and Foothill, collectively, the
"Co-Agents").

                                    RECITALS

                  WHEREAS, the Parent Guarantor, the Company, the Lenders, and
the Agent have entered into that certain Post-Petition Credit Agreement dated as of February 12, 2002 (as amended and modified to date, the "Credit Agreement";
capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement);

                  WHEREAS, on October 2, 2002, the Debtors filed their Motion for Order (A) According Superpriority Administrative Status to Certain Potential
Claims in Respect of Their Australian Joint Venture, (B) Authorizing the
Assumption of Certain Related Joint Venture Agreements and (C) Authorizing Entry
into Related Agreement (the "QAL Motion");

                  WHEREAS, on October 28, 2002, the Agent, on behalf of itself and the Lenders, filed a Limited Objection to Motion for Order (A) According
Superpriority Administrative Status to Certain Potential Claims in Respect of
Their Australian Joint Venture, (B) Authorizing the Assumption of Certain
Related Joint Venture Agreements and (C) Authorizing Entry into Related
Agreement (the "QAL Objection");

                  WHEREAS, as a result of the QAL Objection, on or about
November 20, 2002, the Agent, on behalf of itself and the Lenders, entered into a side-letter agreement with the Debtors which provided, among other things, that the Debtors would not request a hearing on the QAL Motion or otherwise proceed with the QAL Motion without the prior written consent of the Agent;

                  WHEREAS, the Agent and the Lenders have been working with the
Debtors and other parties-in-interest to the QAL Motion (most notably, the
Debtors' joint-venturers in QAL) to reach an agreement on an agreed form of order to present to the Court;

                  WHEREAS, the Agent and the Lenders have now agreed to a form of order (as attached hereto as Exhibit A, the "QAL Order") that resolves the issues addressed in the QAL Objection;

                  WHEREAS, as a condition to the Agent providing written consent to the Debtors to present the QAL Order to the Court, the Agent and the Lenders
are requiring that certain amendments be made to the Credit Agreement;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parent Guarantor, the Company, the Lenders, and the Agent agree as follows:

                  1. CONSENT TO ENTRY OF QAL ORDER. Notwithstanding any
provision of the Credit Agreement or any other Loan Document to the contrary, the Agent and the Lenders hereby consent to the entry of the QAL Order;
provided, however, that, this consent shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document (except as expressly set forth herein) or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

                  2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

                  2.1 AMENDMENT TO SECTION 1.1 (DEFINITIONS). The definition of
"QAL Agreements" is added in proper alphabetical order:

                  "QAL Agreements" means all agreements (as the same have been, or may be, amended or modified from time-to-time) to which any of the Company, any Guarantor or any of the Subsidiaries of the Parent Guarantor is a party that relate to QAL, including, without limitation, the Participants Agreement dated as of July 31, 1964, the Initial Tolling Contract dated as of July 31, 1964, the
First Expansion Tolling Contract dated as of May 23, 1967, the Second Expansion
Tolling Contract dated as of July 1, 1969, the Third Expansion Tolling Contract
dated as of February 26, 1970, the Fourth Expansion Tolling Contract dated as of
November 5, 1981, the Trihydrate Bauxite Supply Agreement dated as of May 17,
1990, the Bauxite Supply Agreement dated as of November 17, 1993, the Financing
Agreement dated as of March 30, 2001 and the Addendum to Financing Agreement to
be entered into after entry by the Bankruptcy Court of that certain order captioned "Order (a) According Superpriority Administrative Status to Certain
Potential Claims in Respect of the Debtors' Australian Joint Venture, (b)
Authorizing the Assumption of Certain Related Joint Venture Agreements and (c)
Authorizing Entry into Related Agreement".

                  2.2 AMENDMENT TO SECTION 9.1.1 (FINANCIAL INFORMATION,
REPORTS, NOTICES, ETC.). A new subsection (n) shall be added to Section 9.1.1 of the Credit Agreement as follows:

                  (n) within two (2) Business Days after the failure of the
Company, any of the Guarantors or any of the Subsidiaries of the Parent
Guarantor to make any payment required of them under any of the QAL Agreements as and when due (excluding any otherwise applicable grace period), notice of such non-payment and a detailed description of the reason for such non-payment.

                  2.3 AMENDMENT TO ARTICLE X (EVENTS OF DEFAULT). A NEW SECTION
10.1.12 SHALL BE ADDED IMMEDIATELY AFTER SECTION 10.1.11 (ACTIONS AGAINST
UNSECURED GUARANTORS) AS FOLLOWS:

                  SECTION 10.1.12. NON-PAYMENT OF QAL OBLIGATIONS. Any payment required to be made by the Company, any of the Guarantors or any of the
Subsidiaries of the Parent Guarantor under any of the QAL Agreements is not made on or before the thirtieth (30th) day after the date any such payment is due
(excluding any otherwise applicable grace period), whether by acceleration or otherwise.

                  3. REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
COMPANY. Each of the Parent Guarantor and the Company represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

                  3.1 POWER AND AUTHORITY. Each of the Parent Guarantor, the
Company and each other Obligor has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of
Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, as amended hereby.

                  3.2 DUE AUTHORIZATION, NON-CONTRAVENTION. The execution,
delivery and performance by the applicable Obligor of this Amendment and the
Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (a)
contravene such Obligor's Organic Documents, (b) contravene any contractual restriction entered into after the Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such
Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

                  3.3 EXECUTION, DELIVERY AND ENFORCEABILITY. This Amendment and
the Consent have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of such
Obligor, enforceable in accordance with their terms.

                  3.4 NO DEFAULT OR EVENT OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a
Default or an Event of Default.

                  3.5 REPRESENTATIONS AND WARRANTIES, ETC. All of the conditions set forth in Section 7.4 of the Credit Agreement, giving effect to this
Amendment, have been met on and as of the date hereof and as of the effective date of this Amendment.

                  4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This
Amendment shall be effective only if and when (a) this Amendment has been signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Company and the
Required Lenders, and counterparts of the Consent have been delivered to the
Agent by the Guarantors; (b) this Amendment shall have been approved by the
Bankruptcy Court in the Chapter 11 Cases, pursuant to an order in form and substance satisfactory to the Agent and its counsel and on notice satisfactory to them, and the Agent shall have received a copy of that order entered by the
Bankruptcy Court; and (c) the Company has paid to the Agent, for the ratable benefit of the Lenders an amendment fee equal to $600,000.00.

                  5. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan
Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit
Agreement, as amended hereby. Except as expressly amended hereby, the Credit
Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the Company confirms that as amended hereby, each of the Loan Documents is in full force and effect.

                  6. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND
ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION
WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE,
SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK;
PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER
FEDERAL LAW.

                  7. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

                  8. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Consent and Fifth Amendment to Post-Petition Credit Agreement and Consent
of Guarantors as of the date set forth above.

"PARENT GUARANTOR"                 KAISER ALUMINUM CORPORATION

                                   By:  /s/ David A. Cheadle
                                   Name:    David A. Cheadle
                                   Title:   Assistant Treasurer

"THE COMPANY"                      KAISER ALUMINUM & CHEMICAL
                                   CORPORATION

                                   By:  /s/ David A. Cheadle
                                   Name:    David A. Cheadle
                                   Title:   Assistant Treasurer

                                   BANK OF AMERICA, N.A.,
                                   as the Agent and a Lender

                                   By:  /s/ Robert M. Dalton
                                   Name:    Robert M. Dalton
                                   Title:   Vice President

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as a Lender

                                   By:  /s/ John L. Dale
                                   Name:    John L. Dale
                                   Title:   Duly Authorized Signatory

                                   WELLS FARGO FOOTHILL, INC. (FKA FOOTHILL
                                   CAPITAL CORPORATION), as a Lender

                                   By:  /s/ Eunnie Kim
                                   Name:    Eunnie Kim
                                   Title:   Asst. Vice President

                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender

                                   By:  /s/ Grant Weiss
                                   Name:    Grant Weiss
                                   Title:   Vice President

                                   MERRILL LYNCH BUSINESS FINANCIAL
                                   SERVICES INC., as a Lender

                                   By:  /s/ Michele Kovatchis
                                   Name:    Michele Kovatchis
                                   Title:   Director

                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as a Lender

                                   By:  /s/ Sandra Sha Kenyon
                                   Name:    Sandra Sha Kenyon
                                   Title:   Vice President

                                   GMAC COMMERCIAL FINANCE LLC,
                                   AS SUCCESSOR BY MERGER TO GMAC BUSINESS
                                   CREDIT, LLC
                                   as a Lender

                                   By:  /s/ Thomas Brent
                                   Name:    Thomas Brent
                                   Title:   Vice President

                                   THE PROVIDENT BANK,
                                   as a Lender

                                   By:
                                   Name:
                                   Title:

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Company under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                            AKRON HOLDING CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            ALPART JAMAICA INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINA AUSTRALIA CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER BELLWOOD CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINUM & CHEMICAL INVESTMENT,  INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINIUM INTERNATIONAL, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINUM PROPERTIES, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINUM TECHNICAL SERVICES, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER FINANCE CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER JAMAICA CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER MICROMILL HOLDINGS, LLC

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER SIERRA MICROMILLS, LLC

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER TEXAS SIERRA MICROMILLS, LLC

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER TEXAS MICROMILL HOLDINGS, LLC

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            OXNARD FORGE DIE COMPANY, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER ALUMINUM CORPORATION

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            ALWIS LEASING LLC

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER BAUXITE COMPANY

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER CENTER, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER CENTER PROPERTIES

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAE TRADING, INC.

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer

                            KAISER EXPORT COMPANY

                            By      /s/ David A. Cheadle
                            Name:       David A. Cheadle
                            Title:      Assistant Treasurer